Exhibit 10.6

AMENDMENT #1

THIS AMENDMENT #1 to the Transaction Documents (as defined below) (the “Amendment”) is entered into as of March 25, 2022 (the “Effective Date”), by and between Touchpoint Group Holdings, Inc., a Delaware corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain disbursement authorization, officer’s certificate, promissory note in the principal amount of $810,000.00 (the “Note”), securities purchase agreement (the “Purchase Agreement”), and common stock purchase warrant all dated October 29, 2021 (the “Warrant”) (as amended from time to time, the “Transaction Documents”); and

B. The Parties desire to amend the Transaction Documents as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        Section 4.17 of the Note shall be removed in the entirety.

2.        The Holder’s sale of the Common Stock (as defined in the Note) (“Common Stock”) issued upon conversion of the Note and exercise of the Warrant, on each respective Trading Day (as defined in the Note) (each a “Trading Day”) during the Leak Out Period (as defined in this Amendment), shall be limited to the greater of (i) a gross dollar amount of $5,000.00 or (ii) 15% of the Daily Dollar Volume (as defined in this Amendment) on the respective Trading Day. “Leak Out Period” shall mean the period beginning on the date of this Amendment and ending on the earlier of (i) the Maturity Date (as defined in the Note) or (ii) the date that the Company consummates an Uplist Offering (as defined in this Amendment). “Daily Dollar Volume” shall mean, with respect to each Trading Day, the total volume of shares of the Common Stock traded on the respective Trading Day (as reported by Quotestream or other similar quotation service provider designated by the Holder) multiplied by the highest traded price of the Common Stock on the respective Trading Day (as reported by Quotestream or other similar quotation service provider designated by the Holder). “Uplist Offering” shall mean an offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) that will result in the immediate listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange (or any successors to any of the foregoing). Notwithstanding anything to the contrary contained herein, this Section 2 of this Amendment shall not apply to the Holder’s sale of the Common Stock issued upon conversion of the Note and exercise of the Warrants if such sale is at a price per share equal to or greater than $0.02 (subject to adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock).

3.        The Holder hereby waives its rights under Section 1.10 of the Note with respect to an aggregate of $851,000 (the “Minimum Threshold”) of cash proceeds received by the Company on or after the date of this Amendment, excluding any proceeds received by the Company from the Holder. For the avoidance of doubt, each time that the Company receives cash proceeds on or after the date of this Amendment (excluding any proceeds received by the Company from the Holder), such amount shall be aggregated together for purposes of calculating the Minimum Threshold.

4.        This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Documents. Except as specifically modified hereby, all of the provisions of the Transaction Documents, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Touchpoint Group Holdings, Inc.		Mast Hill Fund, L.P.
By:		By:
Name:	Mark White	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer